UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 17, 2013, Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) issued the following press release and made the communication referenced therein available to shareholders of Hess Corporation:

Elliott Management Calls for Change to Hess Board’s

Rubber-Stamping Status Quo

Elliott Urges Hess Shareholders to Vote GREEN Proxy Card for

Highly-Qualified Independent Directors Who Will Bring Accountability to Hess

NEW YORK (April 17, 2013) — Elliott Management Corporation (“Elliott”) today issued the following communication to shareholders of Hess Corporation (NYSE: HES):

Vote the GREEN Card for A Board That Evaluates All Options, Not Just John Hess’s Plan

Don’t Let John Hess Avoid Accountability with His Hand-Picked Nominees

John Hess only owns 10% of Hess stock, but he runs the company as if the company’s outside Shareholders do not exist. The result? Unrelenting underperformance against any relevant benchmark:

	John Hess
	Tenure
	17 Years	5-Year	4-Year	3-Year	2-Year	1-Year
vs Proxy Peers used by Hess*	(333)%	(31)%	(43)%	(29)%	(40)%	(17)%
vs Revised Proxy Peers**	(460)%	(45)%	(63)%	(44)%	(47)%	(20)%

The simple fact is the market doesn’t trust Hess to run its business well, and thus places a discount on everything the company controls. Morningstar (January 29, 2013)

This is the most undermanaged major oil company in the world. Jim Cramer, CNBC Faber Report (January 29, 2013)

This Year Shareholders Finally Have a Choice

Elliott’s stake in Hess is valued at over $1 billion and represents the largest initial equity investment in our 36-year history. Our belief in the company’s bright potential is demonstrated by the substantial investment we have made. Together, Shareholders can bring accountability to Hess and put in place an experienced and independent board that looks out for all Shareholders, not just John Hess and his family’s interests.

Hess’s Nominees = Rubber Stamp for John Hess

“[Hess Nominees] agreed to join our board, because they believe … that our plan is the right plan.” — John Hess, March 4, 2013

Vs.

“Shareholder Nominees will form their own, independent view on the Company, its assets, and its strategy.” — Elliott Associates, January 29, 2013

Elliott’s nominees assure greater accountability and are more likely to continue to explore all avenues to enhance shareholder value while providing more pertinent E&P experience.

Hess Shareholder David Batchelder, Relational Investors LLC (March 27, 2013)

We currently believe the best way for Hess shareholders to maximize their value is through the election of Elliott Management’s nominees to the board. Citigroup (April 5, 2013)

Shareholder Nominees (GREEN Card) Acknowledge Problems And Fix Them

Rodney Chase (Former Deputy Group CEO, BP): Managed every major business at BP.

Harvey Golub (Former CEO, American Express): Led turnaround resulting in 750% share appreciation.

Karl Kurz (Former COO, Anadarko): Helped lead a successful transformation of Anadarko.

David McManus (Former EVP, Pioneer): Executed “a text book repositioning of a portfolio.”

Mark Smith (SVP/CFO, Ultra): Manages lowest-cost operator in resource play environment.

April 17, 2013 | ReassessHess.com

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) on April 3, 2013.  Stockholders are advised to read the definitive proxy statement, and other materials filed with the SEC, because they contain important information concerning Elliott’s solicitation of proxies for the 2013 Hess Annual Meeting of Stockholders, including information concerning the participants in that solicitation.  These materials are available for no charge at the SEC’s website at www.sec.gov or by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Management:

Elliott’s two funds, Elliott Associates, L.P. and, Elliott International, L.P., together have more than $21 billion of assets under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

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Media Contact:	Investor Contact:

Elliot Sloane	Bruce H. Goldfarb/ Pat McHugh/Geoff Sorbello
Sloane & Company	Okapi Partners LLC
(212) 446-1860	(212) 297-0720
(646) 623-4819 (cell)	info@okapipartners.com

*    Peers used by Hess for mgmt compensation: Anadarko, Apache, BP, Chevron, ConocoPhillips, Devon, EOG, Exxon, Marathon, Murphy, Occidental, Shell, Statoil, Talisman and Total.

**  Excludes Devon & Talisman due to high North America gas weighting; excludes BP, Shell, Statoil, Total due to European super major status; includes Noble as additional relevant competitor.